                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549



                                    FORM 8-K


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported):  October  3,1996




                 INFORMATION MANAGEMENT TECHNOLOGIES CORPORATION
                (Exact name of Company specified in its charter)






         DELAWARE                          0-16753              58-1722085
(State or other jurisdiction of   (Commission File Number)   (I.R.S. Employer
incorporation or organization)                              Identification No.)







     130 CEDAR STREET, FOURTH FLOOR, NEW YORK, NEW YORK             10006
          (Address of principal executive offices)               (Zip Code)







                                 (212) 306-6100
                (Company's telephone number, including area code)

                    FILED WITH THE COMMISSION OCTOBER 8, 1996
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ITEM 5.   OTHER EVENTS

     The Registrant ("the Company"), by its Board of Directors, on October 3, 1996, resolved to extend the expiration date of the Company's Class A and Class B Warrants from April 5, 1997 to April 5, 1998. Additionally, the exercise price of a Class A warrant has been adjusted from $6.76 per share to $4.25 per share. The exercise price on Class B Warrant remains unchanged. Annexed hereto and made a part hereof as Exhibit A is a copy of the Press Release issued by the Company.


                                    EXHIBITS

     A) Press Release extending expiration date of the Company's Class A and Class B Warrants.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    New York, New York
          October 8, 1996


                                   INFORMATION MANAGEMENT TECHNOLOGIES
                                   CORPORATION
                                   (IMTECH)

                                   ------------------------------------------
                                   (REGISTRANT)


                                   /s/ Joseph A. Gitto, Jr.
                                   ------------------------------------------
                                   JOSEPH A. GITTO, JR.
                                   PRESIDENT  AND CHIEF FINANCIAL OFFICER


                                       -2-

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                              FOR IMMEDIATE RELEASE

CONTACT:    Mr. Joseph A. Gitto (212) 306-6201
            President and Chief Financial Officer
            IMTECH

              IMTECH EXTENDS EXPIRATION DATE OF CLASS A AND CLASS B
                            WARRANTS TO APRIL 5, 1998

New York, N.Y. - October 3, 1996 - Information Management Technologies Corporation ("IMTECH") [NASDAQ:IMTKA] today confirmed the extension of the expiration date of the Companys Class A and Class B Warrants ("IMTKW") from April 5, 1997 to April 5, 1998. In addition, the Company has adjusted the exercise price of the Class A Warrant from $6.76 to $4.25. The exercise price of the Class B Warrant remains unchanged.

IMTECH offers on-site outsourcing services to Companies in the services sector. These services include Research Report Services, Laser Printing, Global Print on Demand, Legal Duplication and Facilities Management Services.